Exhibit 99.2
Preliminary Supplemental non-GAAP information
GAAP to non-GAAP Earnings Per Share Reconciliation

	14 weeks ended				As Adjusted (e) 13 weeks ended
	December 31, 2022				December 25, 2021
(In millions, except per share amounts)	GAAP Amounts	Adjustments		Non-GAAP Amounts	GAAP Amounts	Adjustments		Non-GAAP Amounts
Net sales	$313.7	$—		$313.7	$390.1	$—		$390.1
Cost of products sold	117.2	(2.3)	a)	114.9	149.8	(1.5)	a)	148.3
Gross profit	196.5	2.3		198.8	240.3	1.5		241.8
Gross margin percentage	62.6%			63.4%	61.6%			62.0%

Selling, general and administrative expense	175.2	(1.6)	a), b)	173.6	208.8	(1.0)	a), b)	207.8
Selling, general and administrative expense as percentage of net sales	55.8%			55.3%	53.5%			53.3%
Re-engineering charges	15.6	(15.6)	c)	—	5.1	(5.1)	c)	—
Loss (gain) on disposal of assets	1.5	(1.5)	c)	—	(23.7)	23.7	c)	—
Impairment expense	—	—		—	8.1	(8.1)		—
Operating income	4.2	21.0		25.2	42.0	(8.0)		34.0
Operating income as percentage of net sales	1.3%			8.0%	10.8%			8.7%

Loss on debt extinguishment	—	—		—	11.8	(11.8)	c)	—
Interest expense	12.8	—		12.8	5.5	—		5.5
Interest income	(2.5)	—		(2.5)	(0.2)	—		(0.2)
Other expense (income), net	4.9	(1.9)		3.0	(2.5)	—		(2.5)
(Loss) income from continuing operations before income taxes	(11.0)	22.9		11.9	27.4	3.8		31.2

Provision for income taxes	24.2	(1.4)	d)	22.8	12.0	(1.6)		10.4
(Loss) income from continuing operations	$(35.2)	$24.3		$(10.9)	$15.4	$5.4		$20.8
Net income as percentage of net sales	(11.2)%			(3.5)%	3.9%			5.3%

Basic earnings (loss) from continuing operations - per share	$(0.79)	$0.55		$(0.24)	$0.32	$0.11		$0.43
Diluted earnings (loss) from continuing operations - per share	$(0.79)	$0.55		$(0.24)	$0.30	$0.09		$0.39

Basic weighted-average shares	44.5			44.5	48.9			48.9
Diluted weighted-average shares	44.5			46.9	52.8			52.8
a.This adjustments is related to the foreign currency impact and inventory write-offs for Argentina and Venezuela.
b.This adjustment is related to the pension settlement costs, amortization, consultant fees, software licensing, and litigation fees.
c.The adjustment amount equals the GAAP amounts for continuing operations
d.The adjustment represents the net tax impact of adjusted amounts.
e.Please see “Preliminary Results, Prior Period Misstatements and Material Weakness in Internal Controls Over Financial Reporting” above.

Exhibit 99.2

	53 weeks ended				As Adjusted (e) 52 weeks ended
	December 31, 2022				December 25, 2021
(In millions, except per share amounts)	GAAP Amounts	Adjustments		Non-GAAP Amounts	GAAP Amounts	Adjustments		Non-GAAP Amounts
Net sales	$1,305.6	$—		$1,305.6	$1,601.7	$—		$1,601.7
Cost of products sold	469.2	(6.2)	a)	463.0	535.7	(2.9)	a)	532.8
Gross profit	836.4	6.2		842.6	1,066.0	2.9		1,068.9
Gross margin percentage	64.1%			64.5%	66.6%			66.7%

Selling, general and administrative expense	742.9	(10.9)	a), b)	732.0	829.0	(9.8)	a), b)	819.2
Selling, general and administrative expense as percentage of net sales	56.9%			56.1%	51.8%			51.1%
Re-engineering charges	28.6	(28.6)	c)	—	14.8	(14.8)	c)	—
Loss (gain) on disposal of assets	1.8	(1.8)	c)	—	(34.2)	34.2	c)	—
Impairment expense	—	—		—	8.1	(8.1)		—
Operating income	63.1	47.5		110.6	248.3	1.4		249.7
Operating income as percentage of net sales	4.8%			8.5%	15.5%			15.6%

Loss on debt extinguishment	—	—		—	19.9	(19.9)	c)	—
Interest expense	31.7	—		31.7	35.2	—		35.2
Interest income	(5.7)	—		(5.7)	(1.1)	—		(1.1)
Other Expense (income), net	11.5	(7.8)		3.7	(1.7)	(0.7)		(2.4)
Income from continuing operations before income taxes	25.6	55.3		80.9	196.0	22.0		218.0

Provision for income taxes	54.0	4.4	d)	58.4	43.8	(1.2)		42.6
(Loss) income from continuing operations	$(28.4)	$50.9		$22.5	$152.2	$23.2		$175.4
Net income from continuing operations as percentage of net sales	(2.2)%			1.7%	9.5%			11.0%

Basic earnings (loss) from continuing operations - per share	$(0.62)	$1.11		$0.49	$3.08	$0.47		$3.55
Diluted earnings (loss) from continuing operations - per share	$(0.62)	$1.08		$0.46	$2.87	$0.44		$3.31

Basic weighted-average shares	45.6			45.6	49.4			49.4
Diluted weighted-average shares	45.6			48.5	53.0			53.0

a.This adjustments is related to the foreign currency impact and inventory write-offs for Argentina and Venezuela.
b.This adjustment is related to the pension settlement costs, amortization, consultant fees, software licensing and litigation fees.
c.The adjustment amount equals the GAAP amounts.
d.The adjustment represents the net tax impact of adjusted amounts.
e.Please see “Preliminary Results, Prior Period Misstatements and Material Weakness in Internal Controls Over Financial Reporting” above.